As filed with the Securities and Exchange Commission on February 24, 2022

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2022

Ramaco Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West Main Street, Suite 1800

Lexington, Kentucky 40507

(Address of principal executive offices, including zip code)

(859) 244-7455

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market
9.00% Senior Notes due 2026	METCL	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2022, Ramaco Development, LLC (“Development”), a wholly owned subsidiary of Ramaco Resources, Inc. (the “Company”), entered into a unit purchase agreement (the “Agreement”) with the Company, Ramaco Coal Holdings, LLC (the “Seller”) and Ramaco Coal, LLC (“Target”), pursuant to which Development agreed to purchase 100% of the issued and outstanding equity interests of Target for cash consideration of $65 million (the “Purchase Price”). The Purchase Price consists of $5 million to be paid upon the closing of the transaction and $60 million in deferred cash payments, to be paid quarterly in such amounts, with interest thereon, as provided in the Agreement. Such deferred payments shall be completed no later than December 31, 2023.

A special committee of the board of directors (the “Board”) of the Company, consisting of certain independent and disinterested members of the Board, has, acting in good faith, unanimously (i) determined that the Agreement and any certificates, instruments and agreements contemplated and/or prepared in connection therewith, including any schedules, exhibits and annexes thereto (the “Transaction Documents”) and the transactions contemplated thereby (collectively, the “Transaction”) are fair and reasonable to, and in the best interests of, the Company and its disinterested shareholders and (ii) approved the form, terms and provisions, of the Transaction Documents and the Transaction.

The Company expects the Transaction to close on or before April 11, 2022. The completion of the Transaction is subject to the satisfaction or waiver of certain closing conditions set forth in the Agreement. There can be no assurance that the Transaction will be consummated on the expected timing or at all.

The Agreement contains representations, warranties and other provisions that were made only for purposes of the Agreement and as of specific dates and were solely for the benefit of the parties thereto. The Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about Development, the Company, Seller or Target or the interests or assets to be acquired from Seller. The representations and warranties made by Development, the Company, Seller and Target in the Agreement may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Agreement and the Transaction do not purport to be complete and are qualified in their entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 24, 2022, the Company issued a press release announcing the execution of the Agreement. The press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. Number	Description
2.1	Purchase and Sale Agreement, dated February 23, 2022, by and among Ramaco Development, LLC, Ramaco Resources, Inc., Ramaco Coal Holdings, LLC and Ramaco Coal, LLC*
99.1	Press release dated February 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

*****

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.

Date: February 24, 2022

	By:	/s/ Randall W. Atkins
Randall W. Atkins
Chairman and Chief Executive Officer